                                                              Exhibit 4.1
                                                              -----------

                            OXIS INTERNATIONAL, INC.

                           1994 STOCK INCENTIVE PLAN



    1. PURPOSE.  This 1994 Stock Incentive Plan ("Plan")/1/ is established as a
       -------
compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of OXIS International, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined herein are defined in Section 21 of this Plan.

    2. TYPES OF AWARDS.  The Committee (as defined in Section 16) may, from time
       ---------------
to time, take the following actions under this Plan: (a) grant stock options ("Options") to acquire shares of the common stock, $0.50 par value, of the Company ("Common Stock") as provided in Sections 5 and 6; (b) award stock bonuses of Common Stock as provided in Section 8; (c) sell shares of the Common Stock as provided in Section 9; or (d) grant stock appreciation rights ("SARs") as provided in Section 10 (all of the foregoing shall be collectively referred to as the "Awards"). Options granted under this Plan may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be awarded, sold, purchased or acquired upon exercise of Options or SARs granted under this Plan (the "Shares") are shares of Common Stock.

    3. NUMBER OF SHARES.  The aggregate number of Shares that may be issued
       ----------------
under this Plan is 1,200,000 Shares/2/, subject to adjustment as provided in this Plan. If any Option or SAR expires, is terminated or is cancelled without being exercised in whole or in part, unissued Shares from such Option or SAR shall again be available under this Plan. Cash payments of SARs shall not reduce the number of Shares reserved for issuance under this Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company, the number of shares forfeited shall again be available under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options or SARs under this Plan.


    4. ELIGIBILITY.
       -----------

          (a) General Rules of Eligibility.  Awards may be granted to employees,
              ----------------------------
officers, directors, consultants, independent contractors and advisors (provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and

--------------
/1/ Approved by the Company's Board of Directors on June 15, 1994. Approved by the Company's Stockholders on September 7, 1994.

/2/  Increased from 400,000 shares to 1,200,000 shares effective August 15,
     1995.

directors who are also employees) of the Company or a Parent or Subsidiary of the Company. Awards may be granted to directors of the Company who are not employees of either the Company or a Subsidiary (a "Non-Employee Director") only pursuant to Section 6 of this Plan and in no event shall SARs or stock bonuses be awarded or Shares sold to Non-Employee Directors under this Plan. The Committee in its sole discretion shall select the recipients of Awards ("Participants"), subject to the restrictions set forth in the immediately preceding sentence. A Participant may be granted more than one Award under this Plan.

          (b)  Company Assumption of Awards.  The Company may also, from time to
               ----------------------------
time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in replacement of the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under this Plan if the terms of such assumed award could be applied to an award granted under this Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an award hereunder if the other company had applied the rules of this Plan to such grant.

    5. TERMS AND CONDITIONS OF OPTIONS.  The Committee shall determine whether
       -------------------------------
each Option (other than Options granted pursuant to Section 6 of this Plan) is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          (a) Form of Option Grant. Each Option granted under this Plan shall be
              ---------------------
evidenced by a written Stock Option Grant (the "Grant") in substantially the form attached hereto as Exhibit A or such other form as shall be approved by the Committee.

          (b) Date of Grant. The date of grant of an Option shall be the date on
              -------------
which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Optionee with a copy of this Plan within a reasonable time after the date of grant; provided, however, that with respect to Options other than Options granted pursuant to
Section 6 of this Plan if, for any reason, including a unilateral decision by the Company not to execute an agreement evidencing such option, a written Grant is not executed within sixty (60) days after the date of grant, such option shall be deemed null and void. No Option shall be exercisable until such Grant is executed by the Company and the person receiving the Option (the "Optionee").

          (c) Exercise Price. The exercise price of an NQSO shall be not less
              --------------
than eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholders") shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted.

          (d) Exercise Period.  Options shall be exercisable within the times or
              ---------------
upon the events determined by the Committee as set forth in the Grant; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

          (e) Limitations on Options. The aggregate Fair Market Value
              ----------------------
(determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Options shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          (f) Options Non-Transferable. Options granted under this Plan, and any
              ------------------------
interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or any permitted transferee.

          (g) Assumed Options. In the event the Company assumes an option
              ---------------
granted by another company in accordance with Section 4(b) above, the terms and conditions of such Option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

          (h) Restrictions on Shares.  At the discretion of the Committee, the
              ----------------------
Company may reserve to itself and/or its assignee(s) in the Grant a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party. The provisions of this
Section 5(h) shall not apply to any Option granted pursuant to Section 6 of this Plan.

          (i) Modification, Extension and Renewal of Options. The Committee
              ----------------------------------------------
shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee shall have the power to reduce the exercise price of outstanding Options; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under
Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price. Notwithstanding any other provision of this Plan, the Committee may accelerate the earliest date or dates on which outstanding Options (or any installments thereof) are exercisable. The provisions of this Section 5(i) shall not apply to Options granted pursuant to Section 6 of this Plan.

       6. DIRECTOR FORMULA OPTION GRANTS.
          ------------------------------

       Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

          (a) Formula Grant. On the first business day following approval of
              -------------
this Plan by the Board of Directors of the Company (the "Board") (subject to the approval of the Plan by the stockholders of the Company pursuant to Section 15 hereof), each Non-Employee Director shall receive a NQSO for 15,000 Shares, and thereafter annually on the first business day following the 1995 annual meeting of stockholders of the Company and the first business day following each annual meeting thereafter shall receive a NQSO for 5,000 Shares. In the event any additional Non-Employee Director is appointed by the Board or elected by the stockholders, on the first business day following appointment by the Board or election by the stockholders, each such Non-Employee Director shall receive a NQSO for 15,000 Shares, and thereafter annually on the first business day following the annual meeting of stockholders shall receive a NQSO for 5,000 Shares.

          (b) Terms of Grant. Options granted pursuant to this Section 6 shall
              --------------
be subject to the following terms:

          (i) Exercise Price and Payment Terms. The exercise price for the
              --------------------------------
Options granted pursuant to this Section 6 shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the date of the grant, payable in cash or otherwise in accordance with the alternatives specified in clauses
(i), (ii), (iv), (v) and (vi) of Section 7(b) of this Plan.

          (ii)  Term.  The term of the Options shall be ten (10) years from
                ----
the date the Option is granted.

          (iii) Exercise Period.  The Options shall be exercisable beginning
                ---------------
six (6) months after the date of the grant.

          (iv) Other Terms. The Options granted pursuant to this Section 6 shall
               -----------
be evidenced by a written Stock Option Grant in substantially the form of Exhibit A or such other form of Stock Option Grant as is approved by the Committee and the Options are otherwise subject to the limitations of Section 5(f) of this Plan.

          (c) Amendments. Notwithstanding Section 18 of this Plan, the
              ----------
provisions of this Section 6 shall not be amended more frequently than permitted for formula plans meeting the conditions of Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3").

    7. EXERCISE OF OPTIONS.
       -------------------

          (a) Notices. Options may be exercised only by delivery to the Company
              -------
of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          (b) Payment. Payment for the Shares may be made in cash (by check) or,
              -------
where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, having a Fair Market Value equal to the exercise price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vi) by any combination of the foregoing. Payment of the exercise price for Options granted pursuant to Section 6 shall be determined in accordance with Section 6.

          (c) Withholding Taxes. Prior to issuance of the Shares upon exercise
              -----------------
of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

              (i) the election must be made on or prior to the applicable Tax Date;

              (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

              (iii) all elections shall be subject to the consent or disapproval of the Committee;

              (iv) if the Optionee is an officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and if the Company is subject to Section 16(b) of the Exchange Act, the election must be made at least six (6) months prior to the Tax Date and must otherwise comply with Rule 16b-3.

          (d) Limitations on Exercise.  Notwithstanding anything else to the
              -----------------------
contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

    8. STOCK BONUSES.  The Committee may award Shares under the Plan as stock
       -------------
bonuses. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may award Shares as a stock bonus to a Participant for no consideration or for such minimum consideration as may be required by applicable law in an amount and form as determined by the Committee. The Company may also require any Participant receiving a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If such Participant fails to pay the amount demanded, the Company or any Parent or Subsidiary of the Company may withhold that amount from other amounts payable to such Participant by the Company or the Parent or Subsidiary, including salary, subject to applicable law. With the consent of the Committee and subject to such requirements as may be imposed by the Committee (including the requirements of Rule 16b-3, if applicable), a Participant may deliver Shares to the Company to satisfy the withholding obligation.

    9. STOCK SALES.  The Committee may issue Shares under the Plan for such
       -----------
amount and form of consideration as determined by the Committee; provided, however, that in no event shall the consideration be less than the par value of the Shares. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any Participant purchasing Shares issued under this Section 9 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If such Participant fails to pay the amount demanded, the Company or any Parent or Subsidiary of the Company may withhold that amount from other amounts payable to such Participant by the Company or any Parent or Subsidiary of the Company, including salary, subject to applicable law. With the consent of the Committee and subject to such requirements as may be imposed by the Committee (including the requirements of Rule 16b-3, if applicable), such Participant may deliver Shares to the Company to satisfy the withholding obligation.

    10. STOCK APPRECIATION RIGHTS.
        -------------------------

          (a) Grant. SARs may be granted under this Plan in tandem with an
              -----
Option or as a freestanding SAR by the Committee, subject to such rules, terms and conditions as the Committee prescribes.

          (b) SARs Non-Transferable. SARs granted under this Plan, and any
              ---------------------
interest therein, shall not be transferable or assignable by the Participant receiving such SARs, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the life of the Participant only by the Participant or any permitted transferee.

          (c) Modification, Extension and Renewal of SARs. The Committee shall
              -------------------------------------------
have the power to modify, extend or renew outstanding SARs and to authorize the grant of new SARs in substitution therefor, provided that any such action may not, without the written consent of the Participant holding a SAR, impair any rights under any SAR previously granted. Notwithstanding any other provision of this Plan, the Committee may accelerate the earliest date or dates on which outstanding SARs (or any installments thereof) are exercisable.

          (d) Exercise.
              --------

              (i) A SAR shall be exercisable only at the time or times established by the Committee; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years from the date the SAR is granted. If a SAR is granted in connection with an Option, the SAR shall be exercisable only to the extent and on the same conditions that the related Option could be exercised. Upon exercise of a SAR, any Option or portion thereof to which the SAR relates shall terminate. If a SAR is granted in connection with an Option, upon exercise of the Option, the SAR or portion thereof to which the Option relates shall terminate.

          (ii) The Committee may withdraw any SAR granted under this Plan at any time for any reason or no reason whatsoever and may impose any terms, conditions, or restrictions upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. Such rules and regulations may govern the right to exercise SARs granted before adoption or amendment of such rules and regulations as well as SARs granted thereafter.

          (iii) Each SAR shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the Fair Market Value on the date of exercise of one Share over its Fair Market Value on the date of grant (or, in the case of a SAR granted in connection with an Option, the option exercise price per Share under the Option to which the SAR relates), multiplied by the number of Shares covered by the SAR or the Option, or portion thereof, that is surrendered. No SAR shall be exercisable at a time that the amount determined under this subsection is negative. Payment by the Company upon exercise of an SAR may be made in Shares valued at Fair Market Value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

          (iv) A fractional Share shall not be issued upon exercise of a SAR and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the SAR shall be rounded down to the nearest whole number, as determined by the Committee.

          (v) Each Participant who has exercised a SAR shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If such Participant fails to pay the amount demanded, the Company or any Parent or Subsidiary of the Company may withhold that amount from other amounts payable to such Participant by the Company or any Parent or Subsidiary, including salary, subject to applicable law. With the consent of the Committee and subject to such requirements as may be imposed by the Committee (including the requirements of Rule 16b-3, if applicable), a Participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

          (vi) Upon the exercise of a SAR for Shares, the number of Shares reserved for issuance under this Plan shall be reduced by the number of Shares issued.

    11. PRIVILEGES OF STOCK OWNERSHIP.  No Participant receiving any Award under
        -----------------------------
this Plan shall have any of the rights of a stockholder with respect to any Shares until the date of issue to the Participant of a stock certificate for such Shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee and each Participant holding SARs a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its stockholders.

    12. NO OBLIGATION TO EMPLOY; NO RIGHT TO FUTURE GRANTS. Nothing in this Plan
        --------------------------------------------------
or any Award granted under this Plan shall confer on any Participant any right
(a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Participant's employment or other relationship at any time, with or without cause, or (b) to have any Award(s) granted to such Participant under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

    13. ADJUSTMENT OF AWARD SHARES.  In the event that the number of outstanding
        --------------------------
shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number or kind of Shares available for Awards under this Plan, the number or kind of Shares subject to outstanding Options or SARs and the exercise price per Share of such Options, shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional Share shall not
                            -----------------
be issued upon exercise of any Option or SAR and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option or SAR shall be rounded down to the nearest whole number, as determined by the Committee; provided further, that the exercise price may not be decreased to below the par value, if any, for the Shares.

    14. ASSUMPTION OF AWARDS BY SUCCESSORS.
        ----------------------------------

          (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or a Parent or where there is no substantial change in the stockholders of the corporation and the Awards granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards shall be assumed by the successor corporation, which assumption shall be binding on all Participants, an equivalent Award shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Participants' Awards such as the exercise price and the vesting schedule of Options), and, in the case of outstanding shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

          (b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection
(a) above, or in the event of a dissolution or liquidation of the Company, the Awards shall, notwithstanding any contrary terms in the Grant or other agreement pertaining to any such Award, expire on a date specified in a written notice given by the Committee to the Participants specifying the terms and conditions of such termination (which date must be at least twenty (20) days after the date the Committee gives the written notice).

    15. ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall become effective on
        ---------------------------------
the date that it is adopted by the Board. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. The Company will comply with the requirements of Rule 16b-3 (or its successor) with respect to stockholder approval. Options and SARs may be granted under the Plan at any time after the date the Plan is adopted by the Board, subject to Section 17. However, no Option or SAR granted under this Plan shall become exercisable until the Plan is approved by the stockholders, and all grants under this Plan prior to such approval shall be conditioned on and subject to such approval. No Shares may be awarded as bonuses or sold under this Plan until the Plan has been adopted by the Board and approved by the stockholders of the Company pursuant to this Section 15.

    16. ADMINISTRATION.  This Plan may be administered by the Board or a
        --------------
Committee appointed by the Board (the "Committee"). If all of the directors are not Disinterested Persons, the Board shall appoint a Committee consisting of not less than two directors, each of whom is a Disinterested Person and at all times during which the Company is registered under the Exchange Act, the Committee shall be comprised of Disinterested Persons. As used in this Plan, references to the "Committee" shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Option or SAR granted or other Award received pursuant to this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any Shares purchased pursuant to an Option, stock sale or SAR or received pursuant to any other Award. Subject to the express provisions of the Plan, the Committee may impose any terms, conditions, and restrictions on Awards, including the exercise of an Option or SAR, Shares awarded as a stock bonus, or Shares issues under Section 9 of this Plan. The restrictions may include, without limitation, restrictions concerning transferability, repurchase by the Company, and forfeiture of the Shares issued, such as the type of restrictions set forth in Section 5(h) of this Plan.

    17. TERM OF PLAN.  Options or SARs may be granted pursuant to this Plan and
        ------------
stock bonuses may be awarded under this Plan and Shares may be sold under this Plan from time to time on or prior to April 30, 2004, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the stockholders of the Company pursuant to Section 15 of this Plan.

    18. AMENDMENT OR TERMINATION OF PLAN.  The Board or Committee may, at any
        --------------------------------
time, amend, alter, suspend or discontinue the Plan, but, except as provided in
Section 10(d)(ii) of this Plan, no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Award theretofore granted, without his or her consent, or which, without the approval of the stockholders of the Company, would:

            (a) except as provided in Section 13 of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

            (b) extend the duration of the Plan;

            (c) extend the period during and over which Options or SARs may be exercised under the Plan; or

            (d) change the class of persons eligible to receive Awards granted hereunder (except as may be required to comport with changes in the Code, ERISA or regulations promulgated thereunder).

Without limiting the foregoing, the Committee may at any time or from time to time authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

    19. APPLICABLE LAW AND REGULATIONS.  The obligations of the Company under
        ------------------------------
this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver Shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.


    20. SECTION 16 CONSIDERATIONS. With respect to persons subject to Section 16
        -------------------------
of the Exchange Act, Awards granted or awarded under the Plan, the cash settlement of SARs and the tax withholding provisions of this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or any action by the Committee fails to so comply, any such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. Persons subject to Section 16 of the Exchange Act are advised that there may be considerations relevant to transactions they engage in with respect to the Awards or the Shares (in addition to the provisions of the Plan or actions of the Committee) which may determine whether such transactions comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. Such considerations may include, by way of example, restrictions on the exercise of SARs during the first six (6) months following the date of grant and resales of Shares acquired upon receipt of an Award or exercise of an Option.

    21. CERTAIN DEFINITIONS.  As used in this Plan, the following terms shall
        -------------------
have the following meanings:

          (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          (d) "Disinterested Persons" shall have the meaning set forth in Rule 16b-3(c)(2) as promulgated by the Securities and Exchange Commission under
Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

          (e) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or, in the event the Common Stock of the Company is listed on a stock exchange or is a Nasdaq National Market security, the Fair Market Value shall be the closing price on such exchange or system on the last trading day prior to the date of determination.

                                   EXHIBIT A

                               STOCK OPTION GRANT


Optionee:
          ------------------------------------
Address:
          ------------------------------------

          ------------------------------------


Total Shares Subject to Option:
                                --------------
Exercise Price Per Share:
                         ---------------------
Date of Grant:
               -------------------------------
Expiration Date of Option:
                           -------------------
Type of Stock Option:                Incentive:
                     ---------------            -------------------
                                     Nonqualified:
                                                   ----------------

    1.   Grant Of Option.  OXIS International, Inc., a Delaware corporation (the
         ---------------
"Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of common stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this grant and the Company's 1994 Stock Incentive Plan, as amended to the date hereof (the "Plan"). If designated as an incentive stock option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

    2.   Exercise Period of Option.  The option rights granted hereunder are
         -------------------------
exercisable during the time period or periods, and as to the number of Shares exercisable during each time period, as follows:

         _______ Shares, or any part thereof, may be exercised at any time or times, from and including ______ to and including ______;

         An additional ______ Shares, or any part thereof, may be exercised at any time or times, from and including _____ to and including_____;

         An additional ______ Shares, or any part thereof, may be exercised at any time or times, from and including ______ to and including_____;

                                    - A-1 -

    An additional _____ Shares, or any part thereof, may be exercised at any time or times, from and including _____ to and including _____;

    And the remaining _____ Shares, or any part thereof, may be exercised at any time or times, from and including _____ to and including _____.

    Notwithstanding the above, (i)

the Committee or to the extent a Committee has not been appointed, the Board of Directors (it being understood in such event reference herein to the Committee shall mean the Board of Directors), in its sole discretion, may, upon written notice to the Optionee, accelerate the earliest date or dates on which any of the Option rights granted hereunder are exercisable, and (ii) the minimum number of Shares that may be purchased upon any partial exercise of the Option is One Hundred (100) Shares, and (iii) this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed "Vested Options."

    3.   Restriction on Exercise.  This Option may not be exercised unless such
         -----------------------
exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company's Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

    4.   Termination of Option.  Except as provided below in this Section 4,
         ---------------------
this Option shall terminate and may not be exercised if Optionee ceases to be employed by, or provide services to, the Company or by any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, by or to any Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

    5.   Termination Generally.  If Optionee ceases to be employed by the
         ----------------------
Company and all parents, subsidiaries or affiliates of the Company for any reason except death or disability, the vested options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee, but only within thirty (30) days after the Termination Date; provided that this option may not be exercised in any event after the expiration date.

    6.   Death or Disability.  If Optionee's employment with the Company and all
         -------------------
Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of Optionee or the permanent and total disability of Optionee within the meaning of Section 22(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative), but only within twelve (12) months after the Termination Date; and provided further that this Option may not be exercised in any event later than the Expiration Date.

                                    - A-2 -

    7.   No Right to Employment.  Nothing in the Plan or this Grant shall confer
         ----------------------
on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

    8.   Manner of Exercise.
         ------------------

          (a) Exercise Agreement.  This Option shall be exercisable by delivery
              ------------------
to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

          (b) Exercise Price.  The Stock Option Exercise Agreement shall be
              --------------
accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, where permitted by law, by any of the following methods approved by the Committee at the date of grant of this Option, or any combinations thereof:

[_]  by cancellation of indebtedness of the Company to the Optionee;

[_] by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;

[_] by waiver of compensation due or accrued to Optionee for services rendered;

[_] provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

[_] provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

    9.   Withholding Taxes.  Prior to the issuance of the Shares upon exercise
         -----------------
of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee's

                                    - A-3 -
minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 7(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

    10.  Issuance of Shares.  Provided that such notice and payment are in form
         ------------------
and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

    11.  Notice of Disqualifying Disposition of ISO Shares.  If the Option
         -------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed of, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

    12.  Nontransferability of Option.  This Option may not be transferred in
         ----------------------------
any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or other permitted transferee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

    13.  Federal Tax Consequences.  Set forth below is a brief summary, as of
         ------------------------
the date this form of Option Grant was adopted, of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    14.  Exercise of ISO.  If this Option qualifies as an ISO, there will be no
         ---------------
regular federal income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject the Optionee to an alternative minimum tax liability in the year of exercise.

    15.  Exercise of Nonqualified Stock Option.  If this Option does not qualify
         -------------------------------------
as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                                    - A-4 -

    16.  Disposition of Shares.  In the case of a nonqualified option, if Shares
         ---------------------
are held for at least one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares are held for at least one year after the date of exercise and at least two years after the Date of Grant, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares acquired pursuant to an ISO are disposed of within such one-year or two-year periods (a "disqualifying disposition"), gain on such disqualifying disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price (the "Spread"). Any gain in excess of the Spread shall be treated as capital gain.

    17.  Interpretation.  Any dispute regarding the interpretation of this Grant
         --------------
shall be submitted by Optionee or the Company to the Company's Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

    18.  Entire Agreement.  The Plan and the Stock Option Exercise Agreement
         ----------------
attached hereto as Exhibit 1 are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                    - A-5 -

                                           OXIS INTERNATIONAL, INC., a
                                           Delaware corporation



                                           By:
                                              ----------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                 -------------------------------


         ACCEPTANCE

         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

                                            OPTIONEE

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Print Name

                                            -----------------------------------
                                            Date

                                    - A-6 -

                                   EXHIBIT 1

                             TO STOCK OPTION GRANT

                        STOCK OPTION EXERCISE AGREEMENT



         This Agreement is made this _________day of  _______________ , 19___
between OXIS International, Inc., a Delaware corporation (the "Company"), and the optionee named below ("Optionee").


Optionee:
         ------------------------------
Social Security Number:
                       ----------------
Address:
        -------------------------------

Number of Shares Purchased:
                            -----------
Price Per Share:
                -----------------------
Aggregate Purchase Price:
                          -------------
Date of Option Grant:
                     ------------------
Type of Stock Option:                 Incentive:
                      ---------------            ----------------------
                                      Nonqualified:
                                                   --------------------

          Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows [check as applicable and complete]:

[_]  cash (check) in the amount of $         , receipt of which is acknowledged
     by the Company;

[_]  by delivery of         fully-paid, nonassessable and vested shares of the
     Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $_________ per share (determined in accordance with the Plan);

[_]  by the waiver hereby of compensation due or accrued for services rendered
     in the amount of $          ;

[_] by delivery of a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $_________ and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company's stock exists); or


                                    - A-7 -

[_] by delivery of a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price of $_________ directly to the Company (this payment method may be used only if a public market for the Company's stock exists).

     The Company and Optionee hereby agree as follows:

    1.    Purchase of Shares.  On this date and subject to the terms and
          ------------------
conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the "Grant"), with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Purchase Price") and the Price per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

    2.    Representations of Purchaser.  Optionee represents and warrants to the
          ----------------------------
Company that:

     Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

     Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the potential lack of liquidity of the Shares [and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans)].

     Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

     [Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act")].

     [Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.]

    3.     [Compliance with Securities Laws.  Optionee understands and
           --------------------------------
acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares is

                                    - A-8 -
expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 Act pursuant to [the Company will check the applicable box]:

[_]  Section 4(2) of the 1933 Act

[_]  Other:    _________________________________.]

    4.    Federal Restrictions on Transfer.  (a) Optionee understands that the
          --------------------------------
Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares will bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares, and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.]

    5.     [Rule 144.  Optionee has been advised that Rule 144 promulgated under
           --------
the 1933 Act, which permits certain resales of unregistered securities, requires that a minimum of two (2) years elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144.]

    6.    State Law Restrictions on Transfer.  Optionee understands that
          ----------------------------------
transfer of the Shares may be restricted by applicable state securities laws, and that the certificate(s) representing the Shares may bear a legend or legends to that effect.

    7.     [Legends.  Optionee understands and agrees that the certificate(s)
           --------
representing the Shares will bear a legend in substantially the following form, in addition to any other legends required by applicable law:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT'), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."]

     [BRACKETED SECTIONS APPLY ONLY IF THE SHARES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT]

    8.    Stop-Transfer Notices.  Optionee understands and agrees that, in order
          ---------------------
or ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                                    - A-9 -

    9.    Tax Consequences.  OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER
          ----------------
ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

    10.   Entire Agreement.  The Plan and Grant are incorporated herein by
          ----------------
reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.


                                         OXIS INTERNATIONAL, INC.,
OPTIONEE                                 A DELAWARE CORPORATION

By:                                      By:
   ----------------------------------       -----------------------------------

Name:                                    Name:
     --------------------------------         ---------------------------------
Address:                                 Title:
        -----------------------------          --------------------------------

        -----------------------------          --------------------------------

                                   - A-10 -